Exhibit 99.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 12b-25

NOTIFICATION OF LATE FILING

(CHECK ONE):	☐Form 10-K	☐ Form 20-F	☐ Form 11-K	☒ Form 10-Q	☐ Form N-SAR

For Period Ended:	July 31, 2011

☐ Transition Report on Form 10-K
☐ Transition Report on Form 20-F
☐ Transition Report on Form 11-K
☐ Transition Report on Form 10-Q
☐ Transition Report on Form N-SAR
For the Transaction Period Ended:

READ INSTRUCTION (ON BACK PAGE) BEFORE PREPARING FORM. PLEASE PRINT OR TYPE.
NOTHING IN THIS FORM SHALL BE CONSTRUED TO IMPLY THAT THE COMMISSION HAS
VERIFIED ANY INFORMATION CONTAINED HEREIN.

If the notification relates to a portion of the filing checked above, identify the Item(s) to which the notification relates:

PART I - REGISTRANT INFORMATION

GameTech International, Inc.
Full Name of Registrant

N/A
Former Name if Applicable

8850 Double Diamond Parkway
Address of Principal Executive Office (Street and Number)

Reno, Nevada 89521
City, State and Zip Code

PART II - RULES 12b-25(b) AND (c)

If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check box if appropriate)

☒	(a)	The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;
☒	(b)
The subject annual report, semi-annual report, transition report on Form 10-K, Form 20-F, 11-K or Form N-SAR, or portion thereof, will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report of transition report on Form 10-Q, or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and

☒	(c)	The accountant’s statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.

PART III - NARRATIVE

State below in reasonable detail the reasons why Forms 10-K, 20-F, 11-K, 10-Q, N-SAR, or the transition report or portion thereof, could not be filed within the prescribed time period:

GameTech International, Inc. (the "Company") is unable to file its Form 10-Q for the thirteen week period ended July 31, 2011 (the “Report”), within the prescribed time period without unreasonable effort and expense, due to the efforts required to complete an annual interim review of the valuation of its goodwill, long-lived assets, and intangible assets pursuant to ASC 350 – “Intangibles-Goodwill and Other” and ASC 360 – “Property, Plant, and Equipment” (formerly Statement of Financial Accounting Standards (“SFAS”) 142, “Goodwill and Other Intangible Assets,” and SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”).  While the Company is not expected to record a significant impairment charge to its goodwill, long-lived assets, or intangible assets within the thirteen weeks ended July 31, 2011, the Company requires additional time to file the Report in order to appropriately complete its assessment and review of the valuation of its goodwill, long-lived assets, and intangible assets.  The Company hopes to complete this analysis and file the Report no later than September 19, 2010, as prescribed by Rule 12b-25.

SEC 1344 (03-05)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

PART IV - OTHER INFORMATION

(1)	Name and telephone number of person to contact in regard to this notification

	Andrew E. Robinson	775	850-6000
	(Name)	(Area Code)	(Telephone Number)

(2)
Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If answer is no, identify report(s).

☒ Yes			☐ No

(3)
Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

☒ Yes			☐ No

If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made:

Attachment to Form 12b-25

Explanation for Part IV, Item 3.

For the fiscal quarter ended July 31, 2011, we expect to report net revenue of $6.2 million, an approximate $1.2 million decrease in net revenue as compared to the prior year period.  Net revenue in our bingo segment for the quarter ended July 31, 2011 is expected to decrease by approximately $1.1 million, or 16%, to approximately $5.8 million, compared to the prior year period.  VLT/slot revenue is expected to decrease by $67 thousand, or 14%, to approximately $400 thousand.  The anticipated decrease in net bingo revenue is primarily due to hall closures from adverse economic conditions, and competitive pressures.  The anticipated decrease in VLT/slot net revenue is primarily due to a reduction in software and new equipment sales in Montana.

Cost of revenue, excluding depreciation and amortization is expected to decrease by approximately $32 thousand, quarter over quarter, with bingo cost of revenue expected to decrease approximately $183 thousand, or 11%, and VLT/slot cost of revenue expected to increase approximately $151 thousand, or 48%.  The anticipated decrease in bingo cost of revenue is primarily due to lower contract labor at bingo halls in Florida and Louisiana.  The expected increase in VLT/slot cost of revenue is due to an increase in VLT costs of equipment and parts sold.

Gross profit for the thirteen weeks ended July 31, 2011 is expected to decrease approximately $1.1 million to $3.4 million, as compared to the prior year period.  Bingo gross profit is expected to decrease approximately $901 thousand, or 21%, with VLT/slot gross profit expected to decrease approximately $227 thousand, or 168%, period over period.

Operating expenses for the thirteen weeks ended July 31, 2011 are expected to decrease by approximately $2.7 million to $5.8 million as compared to the prior year period results.

The Company expects to report a net loss for the thirteen weeks ended July 31, 2011 of approximately $3.1 million, compared to a net loss of approximately $3.9 million for the prior year period.

This Form 12b-25 includes forwarding-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 regarding the Company and the financial results it expects to report that are not historical facts and are indicated by words such as “anticipate,” “expect,” “believe,” other formulations of those terms and similar terms.  Such forward-looking statements are based on the Company’s current expectations and beliefs, which are subject to change, and involve certain risks and uncertainties.  These risks and uncertainties may cause actual results to differ materially from those contained in the forward-looking statements.  The Company does not undertake any obligation to update any forward looking statement.

GameTech International, Inc.
(Name of Registrant as Specified in Charter)

has caused this notification to be signed on its behalf by the undersigned hereunto duly authorized.

Date	September 15, 2011	By	/s/ Andrew E. Robinson
Andrew E. Robinson Chief Financial Officer

INSTRUCTION: The form may be signed by an executive officer of the registrant or by any other duly authorized representative. The name and title of the person signing the form shall be typed or printed beneath the signature. If the statement is signed on behalf of the registrant by an authorized representative (other than an executive officer), evidence of the representative's authority to sign on behalf of the registrant shall be filed with the form.

ATTENTION
INTENTIONAL MISSTATEMENTS OR OMISSIONS OF FACT CONSTITUTE FEDERAL CRIMINAL VIOLATIONS (SEE 18 U.S.C. 1001)